	Contact:	Frank J. Travea, III
President
Roebling Financial Corp, Inc.
(609) 499-9400

Roebling Financial Corp, Inc.
Roebling Bank
Route 130 and Delaware Avenue
Roebling, New Jersey 08554

OTC Bulletin Board “RBLG”

For Immediate Release
February 24, 2009

Roebling Financial Corp, Inc.

Adoption of Stock Repurchase Program

Roebling, NJ, February 24, 2009 – Frank J. Travea, III, President and Chief Executive Officer of Roebling Financial Corp, Inc. (the “Company”), announced today that the Company’s Board of Directors had approved the purchase of up to $250,000 of its outstanding shares of common stock in open market or privately negotiated transactions. The repurchase program will commence immediately. Open market or privately negotiated stock repurchases will be made from time to time based upon stock availability, price and the Company’s financial performance. It is anticipated that such repurchases will be made during approximately the next 12 months although no assurance may be given when such purchases will be made or the total number of shares that will be purchased.

About Roebling Financial Corp, Inc.

Roebling Financial Corp, Inc. is the holding company for Roebling Bank. Roebling Bank is a federally-chartered stock savings bank, which conducts its business with five full-service offices located in Roebling, New Egypt, Westampton and Delran, New Jersey and an administrative center also located in Westampton, New Jersey. The Bank offers a broad range of deposit and loan products to individuals, families and small businesses in its market area. At December 31, 2008, the Company had consolidated assets of approximately $167.4 million, deposits of $130.3 million and stockholders’ equity of $17.7 million. The Company’s common stock is quoted on the OTC Bulletin Board under the symbol “RBLG”.

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Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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